Exhibit 10.4

EXECUTION COPY

AMENDED AND RESTATED U.S. SECURITY AGREEMENT

among

ALERIS INTERNATIONAL, INC.,

CERTAIN SUBSIDIARIES OF ALERIS INTERNATIONAL, INC.,

and

DEUTSCHE BANK AG NEW YORK BRANCH,
as COLLATERAL AGENT

______________________
Dated as of August 1, 2006
and amended and restated as of December 19, 2006
______________________

ARTICLE I SECURITY INTERESTS	2
1.1. Grant of Security Interests	2
1.2. Power of Attorney	5

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	5
2.1. Necessary Filings	6
2.2. No Liens	6
2.3. Other Financing Statements	6
2.4. Chief Executive Office, Location of Inventory and Included Equipment	6
2.5. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	6
2.6. Certain Significant Transactions	7
2.7. As-Extracted Collateral; Timber-to-be-Cut	7
2.8. Collateral in the Possession of a Bailee	7
2.9. Recourse	8

ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	8
3.1. Additional Representations and Warranties	8
3.2. Maintenance of Records	8
3.3. Direction to Account Debtors; Contracting Parties; etc	9
3.4. Modification of Terms; etc	9
3.5. Collection	9
3.6. Instruments	10
3.7. Assignors Remain Liable Under Accounts	10
3.8. Assignors Remain Liable Under Contracts	10
3.9. Deposit Accounts; Etc	11
3.10. Letter-of-Credit Rights	11
3.11. Commercial Tort Claims	12
3.12. Chattel Paper	12
3.13. Further Actions	12
3.14. Overriding Provisions with respect to ABL Priority Collateral	12

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES	13
4.1. Additional Representations and Warranties	13
4.2. Licenses and Assignments	13
4.3. Infringements	13
4.4. Preservation of Marks and Domain Names	13
4.5. Maintenance of Registration	14
4.6. Future Registered Marks and Domain Names	14
4.7. Remedies	14

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS	15
5.1. Additional Representations and Warranties	15
5.2. Licenses and Assignments	15
5.3. Infringements	15
5.4. Maintenance of Patents or Copyrights	15
5.5. Prosecution of Patent or Copyright Applications	16
5.6. Other Patents and Copyrights	16
5.7. Remedies	16

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL	16
6.1. Protection of Collateral Agent’s Security	16
6.2. Warehouse Receipts Non-Negotiable	17
6.3. Additional Information	17
6.4. Further Actions	17
6.5. Financing Statements	17

ARTICLE VII REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT	18
7.1. Remedies; Obtaining the Collateral Upon Default	18
7.2. Remedies; Disposition of the Collateral	19
7.3. Waiver of Claims	20
7.4. Application of Proceeds	20
7.5. Remedies Cumulative	25
7.6. Discontinuance of Proceedings	25

ARTICLE VIII INDEMNITY	25
8.1. Indemnity	25
8.2. Indemnity Obligations Secured by Collateral; Survival	27

ARTICLE IX DEFINITIONS	27

ARTICLE X MISCELLANEOUS	36
10.1. Notices	36
10.2. Waiver; Amendment	37
10.3. Obligations Absolute	37
10.4. Successors and Assigns	38
10.5. Headings Descriptive	38
10.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	38
10.7. Assignors’ Duties	39
10.8. Termination; Release	39
10.9. Counterparts	41
10.10. Severability	41
10.11. The Collateral Agent and the other Secured Creditors	41
10.12. Additional Assignors	41
10.13. Amendment and Restatement	41
10.14. Calculation of Obligations under Secured Hedging Agreements	41

ANNEX A	Schedule of Chief Executive Offices; Inventory and Equipment Locations in Alabama, Arizona, Florida and Mississippi
ANNEX B	Schedule of Legal Names, Type of Organization (And Whether A Registered Organization And/Or A Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX C	Description of Certain Significant Transactions Occurring Within One Year Prior To The Date of The U.S. Security Agreement
ANNEX D	Schedule of Deposit Accounts
ANNEX E	Form of Control Agreement Regarding Deposit Accounts
ANNEX F	Description of Commercial Tort Claims
ANNEX G	Schedule of Marks and Applications; Internet Domain Name Registration
ANNEX H	Schedule of Patents
ANNEX I	Schedule of Copyrights
ANNEX J	Form of Grant of Security Interest in United States Trademarks
ANNEX K	Form of Grant of Security Interest in United States Patents
ANNEX L	Form of Grant of Security Interest in United States Copyrights
ANNEX M	The Collateral Agent

AMENDED AND RESTATED U.S. SECURITY AGREEMENT

AMENDED AND RESTATED U.S. SECURITY AGREEMENT, dated as of August 1, 2006 and amended and restated as of December 19, 2006, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.12 hereof, the “Assignors”) in favor of DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (together with any successor administrative agent, the “Administrative Agent”) and as collateral agent (together with any successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

WITNESSETH:

WHEREAS, Aurora Acquisition Merger Sub, Inc., Aleris International, Inc., a Delaware corporation (“Aleris”), each other Subsidiary of Aleris party thereto from time to time, the lenders party thereto from time to time, (the “Lenders”), the Administrative Agent and Deutsche Bank AG, Canada Branch, as Canadian administrative agent (together with any successor Canadian administrative agent, the “Canadian Administrative Agent” and together with the Lenders, each Issuing Lender, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”) have entered into an Amended and Restated Credit Agreement, dated as of August 1, 2006 and amended and restated as of December 19, 2006, providing for the making and continuation of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the Borrowers, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or, with respect to certain Letters of Credit, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by Aleris to the Collateral Agent);

WHEREAS, each Borrower and/or one or more of their respective Subsidiaries (i) have entered into, or guaranteed the obligations of, or (ii) may at any time after the Restatement Effective Date and from time to time enter into one or more Secured Hedging Agreements with one or more Persons other than the Borrowers and their Subsidiaries (the “Other Creditors”);

WHEREAS, each Borrower, one or more of their respective Subsidiaries and any Lender (and/or one or more of its banking affiliates) reasonably acceptable to the Administrative Agent, in each case designated to the Administrative Agent in writing by Aleris as a provider of Treasury Services (as defined below), (collectively, the “Treasury Services Creditors” and, together with the Lender Creditors and the Other Creditors, the “Secured Creditors”) in the future may enter into, a credit arrangement providing for treasury, depositary or cash management services (including without limitation, overnight overdraft services) to Aleris and such Subsidiaries by the Treasury Services Creditors, and automated clearinghouse transfers of funds to the Treasury Services Creditors, in each case pursuant to uncommitted lines of credit (collectively, “Treasury Services,” and with any written agreement evidencing such credit arrangements (to the extent expressly stated therein that the liabilities and indebtedness thereunder are “Obligations” for the purposes of this Agreement (or more generally, for purposes of the various agreements guaranteeing or securing the Credit Agreement), as amended, modified, supplemented, replaced or refinanced from time to time, herein called the “Treasury Services Agreements);

WHEREAS, pursuant to the U.S. Borrower Guaranty, each of the U.S. Borrowers has guaranteed to the Secured Creditors the payment when due of all of its Relevant Guaranteed Obligations as described therein;

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the Term Secured Parties in respect of the Term Priority Collateral and the ABL Priority Collateral (and with respect to certain other matters as described therein);

WHEREAS, it is a condition precedent to (i) the making and/or continuation of Loans to the Borrowers, and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers under the Credit Agreement, (ii) the Other Creditors entering into Secured Hedging Agreements and (iii) the extension of the Treasury Services by Treasury Services Creditors, that each Assignor shall have executed and delivered to the Administrative Agent this Agreement; and

WHEREAS, each Assignor will obtain benefits from the incurrence and/or continuation of Loans by the Borrowers, and the issuance of, and participation in, Letters of Credit for the respective accounts of, the Borrowers under the Credit Agreement, the entering into by the Borrowers and/or one or more of their respective Subsidiaries of Secured Hedging Agreements and the extension of Treasury Services to Aleris and its Subsidiaries, and, accordingly, each Assignor desires to enter into this Agreement in order to (i) satisfy the condition described in the preceding paragraph and (ii) induce (x) the Lenders to make and/or continue Loans to the Borrowers and issue, and/or participate in, Letters of Credit for the respective accounts of the Borrowers, (y) the Other Creditors to enter into Secured Hedging Agreements with the Borrowers and/or one or more of their respective Subsidiaries and (z) the Treasury Services Creditors to enter into Treasury Services Agreements;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1. Grant of Security Interests. (a) Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the Collateral Agent and the Term Collateral Agent, as security for the prompt and complete payment when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i)	each and every Account;

(ii)	all cash;

(iii)	the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)	all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v)	all Commercial Tort Claims;

(vi)
all Software and computer programs of such Assignor and all related licensing rights, documentation, drawings, specifications and schematics and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Trade Secret Rights, customer lists and all recorded data of any kind or nature, regardless of the medium or recording;

(vii)	all Contracts, together with all Contract Rights arising thereunder;

(viii)	all Copyrights;

(ix)
all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing (in each case, excluding Exempted Deposit Accounts);

(x)	all Documents;

(xi)	all Equipment;

(xii)	all General Intangibles;

(xiii)	all Goods;

(xiv)	all Instruments;

(xv)	all Inventory;

(xvi)	all Investment Property;

(xvii)	all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii)
all Marks and any renewals thereof, the goodwill of the business of such Assignor symbolized by the Marks and all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same;

(xix)	all Patents, together with all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same;

(xx)	all Permits;

(xxi)	all Supporting Obligations; and

(xxii)	all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”);

provided that (x) no Voting Equity Interests (which shall include, for this purpose, the Convertible Preferred Equity Certificates issued by Aleris Luxembourg S.à.r.l.) of any Foreign Corporation which represents more than 65% of the total combined voting power of all classes of Voting Equity Interests of the respective Foreign Corporation (with all Voting Equity Interests of the respective Foreign Corporation in excess of said 65% limit being herein called “Excess Foreign Corporation Equity Interests”) shall secure any direct Obligations of any U.S. Borrower (or guarantees of such Obligations by the respective Assignor) and such Excess Foreign Corporation Equity Interests shall secure Obligations of the respective Assignor only as a guarantor of the Obligations of the Canadian Borrowers and their Subsidiaries and the European Borrower and its Subsidiaries, and (y) each Assignor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Foreign Corporation at any time and from time to time acquired by such Assignor, which Non-Voting Equity Interests shall not be subject to the limitations described in preceding clause (x).

(b) Notwithstanding anything herein to the contrary, in no event shall the Collateral include and no Assignor shall be deemed to have granted a security interest in, (x) Excluded Equipment or (y) any of its right, title or interest in any license, contract or agreement to which such Assignor is a party, to the extent, but only to the extent (and only for so long as) that such license, contract or agreement or applicable law prohibits the assignment of, or granting of a security interest in, such license, contract or agreement and such prohibitions are not rendered invalid by Section 9-406 or Section 9-408 of the UCC, it being understood and agreed, however, any such excluded license, contract or agreement shall otherwise be subject to the security interests created by this Agreement (and shall become “Collateral” for all purposes of this Agreement) upon the receipt by such Assignor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein.

(c) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each Assignor and the Collateral Agent (on behalf of the Secured Creditors) acknowledges and agrees that:

(x) the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Collateral Agent for the benefit of the Secured Creditors (i) in the ABL Priority Collateral, shall be a First Priority Lien and (ii) in the Term Priority Collateral, shall be a Second Priority Lien, fully junior, subordinated and subject to the security interest granted to the Term Collateral Agent for the benefit of the Term Creditors in the Term Priority Collateral on the terms and conditions set forth in the Term Credit Documents and the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Creditors with respect to the Term Priority Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement; and

(y) the Term Secured Parties’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the Secured Creditors’ security interests in the Collateral.

(e) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ABL COLLATERAL AGENT PURSUANT TO THIS AGREEMENT IN ANY TERM PRIORITY COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ABL COLLATERAL AGENT WITH RESPECT TO ANY TERM PRIORITY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED INTERCREDITOR AGREEMENT, DATED AS OF AUGUST 1, 2006 AND AMENDED AND RESTATED AS OF DECEMBER 19, 2006 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG AURORA ACQUISITION MERGER SUB, INC., ALERIS INTERNATIONAL, INC., A DELAWARE CORPORATION (THE “COMPANY”), THE OTHER GRANTORS FROM TIME TO TIME PARTY THERETO, DEUTSCHE BANK AG NEW YORK BRANCH, (“DBNY”) AS ABL ADMINISTRATIVE AGENT AND COLLATERAL AGENT, DBNY, AS TERM ADMINISTRATIVE AGENT AND COLLATERAL AGENT, AND CERTAIN OTHER PERSONS PARTY OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIESAND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1. Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished, in each case, within the time frames required by this Agreement, and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the Restatement Effective Date in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office. Upon the actions taken under this Section 2.1, such security interest will be prior to all other Liens of all other Persons (other than Liens permitted pursuant to Sections 10.01(i), (ii) and (iii) of the Credit Agreement), and enforceable as such as against all other Persons.

2.2. No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the Restatement Effective Date such Assignor will be, the owner of all Collateral free from any Lien or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Collateral Agent.

2.3. Other Financing Statements. As of the Restatement Effective Date, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4. Chief Executive Office, Location of Inventory and Included Equipment. On the Restatement Effective Date, and during the four calendar month period preceding this Agreement, no Assignor has maintained its chief executive office or held Inventory and Equipment in Alabama, Arizona, Florida or Mississippi other than as provided in Annex A hereto.

2.5. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex B hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization or its organizational identification number (if any) from that used on Annex B hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex B (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex B which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the Restatement Effective Date and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.6. Certain Significant Transactions. During the one year period preceding the Restatement Effective Date, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex C hereto. With respect to any transactions so described in Annex C hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the Restatement Effective Date with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.7. As-Extracted Collateral; Timber-to-be-Cut. On the Restatement Effective Date, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.8. Collateral in the Possession of a Bailee. Subject to the provisions of the Intercreditor Agreement, if any Inventory or other Goods are at any time in the possession of a bailee, (other than pursuant to tolling arrangements entered into in the ordinary course of business) such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless a Noticed Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.9. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1. Additional Representations and Warranties. As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise in accordance with the Credit Agreement. Upon the occurrence and during the continuance of a Noticed Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of a Noticed Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of a Noticed Event of Default, if the Collateral Agent so directs, subject to the provisions of the Intercreditor Agreement, any Assignor, such Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of a Noticed Event of Default, subject to the provisions of the Intercreditor Agreement, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 11.05 of the Credit Agreement has occurred and is continuing.

3.4. Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5, no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Agent. No Assignor will do anything to impair the rights of the Collateral Agent in the Accounts or Contracts.

3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6. Instruments. Subject to the terms of the Intercreditor Agreement, if any Assignor owns or acquires any Instrument in excess of $1,000,000 constituting Collateral (other than (x) checks and other payment instruments received and collected in the ordinary course of business and (y) any Instrument subject to pledge pursuant to the U.S. Pledge Agreement), such Assignor will within 20 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

3.7. Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9. Deposit Accounts; Etc.  (a) Annex D hereto accurately sets forth, as of the Effective Date, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account. For each Deposit Account (other than (i) the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent, (ii) Exempted Deposit Accounts and (iii) Exempted Disbursement Accounts) the respective Assignor shall, subject to the provisions of the Intercreditor Agreement and Section 3.14 hereof, cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 45 days after the Restatement Effective Date or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in substantially the form of Annex E hereto (appropriately completed), with such changes thereto as may be reasonably acceptable to the Collateral Agent, or such other form as may be reasonably acceptable to the Collateral Agent. If any bank with which a Deposit Account which is required to be subject to a “control agreement” hereunder is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall promptly (and in any event within 45 days after the date of this Agreement or, if later, 30 days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) after the establishment of such account) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account which is required to be subject to a “control agreement” hereunder is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms reasonably satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 45 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex D hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

3.10. Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $5,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent, subject to the provisions of the Intercreditor Agreement, to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement and the Intercreditor Agreement after the occurrence and during the continuance of a Noticed Event of Default.

3.11. Commercial Tort Claims. All Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in Annex F hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement and the Intercreditor Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

3.12. Chattel Paper. Upon the reasonable request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent, subject to the provisions of the Intercreditor Agreement, has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent during the occurrence of any Noticed Event of Default, subject to the provisions of the Intercreditor Agreement, deliver all of its Tangible Chattel Paper to the Collateral Agent.

3.13. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

3.14. Overriding Provisions with respect to Term Priority Collateral. Notwithstanding anything to the contrary contained above in this Article III, or elsewhere in this Agreement or any other U.S. Security Agreement, to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, Term Priority Collateral to be granted to the Collateral Agent at any time prior to the Term Credit Documents Obligations Termination Date, then delivery of such Term Priority Collateral (or control with respect thereto) shall instead be granted to the Term Collateral Agent, to be held in accordance with the Term Credit Documents and the Intercreditor Agreement. Furthermore, at all times prior to the Term Credit Document Obligations Termination Date, the Collateral Agent is authorized by the parties hereto to effect transfers of Term Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to Term Priority Collateral) to the Term Collateral Agent.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of the registered Marks and Domain Names listed in Annex G hereto for such Assignor and that said listed Marks and Domain Names include all trademark registrations and applications for registration of marks in the United States Patent and Trademark Office and all Domain Names that such Assignor owns in connection with its business as of the Effective Date. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all trademarks, service marks, trade names, trade dresses and other business and source identifiers that it uses. Each Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that it is the true and lawful owner of all U.S. trademark registrations and applications and Domain Name registrations listed in Annex G hereto and that said registrations are valid, subsisting, have not been canceled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of a Noticed Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name absent prior written approval of the Collateral Agent.

4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark material to such Assignor’s business violates in any material respect any property right of that party. Each Assignor further agrees to take appropriate actions in accordance with reasonable business practices against any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

4.4. Preservation of Marks and Domain Names. Each Assignor agrees to take all actions as are reasonably necessary to preserve the protection and registration of the Marks as trademarks or service marks under the laws of the United States (other than any such Marks which are no longer used or useful in its business or operations).

4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required in accordance with reasonable business practices to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer prudent to pursue).

4.6. Future Registered Marks and Domain Names. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by Assignor, within 30 days of issuance, such Assignor shall deliver to the Collateral Agent a notification concerning the issuance of the registration, and a grant of a security interest in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex J hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7. Remedies. Subject to the terms of the Intercreditor Agreement, if a Noticed Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING
PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all Trade Secret Rights, (ii) the Patents listed in Annex H hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the Restatement Effective Date and (iii) the Copyrights listed in Annex I hereto for such Assignor and that said Copyrights include all the United States copyrights registered with the United States Copyright Office and applications for United States copyrights that such Assignor owns as of the Restatement Effective Date. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent or copyright of any other Person or such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Noticed Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.

5.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of such Assignor’s rights in any Patent or Copyright or to any claim that the practice by any Assignor of any patent or use of any copyrighted work violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any trade secret violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to take appropriate action, in accordance with its reasonable business judgment against, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.4. Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful in its business or operations).

5.5. Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex H hereto and (ii) Copyrights listed on Annex I hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary in the conduct of the Assignor’s business), absent written consent of the Collateral Agent.

5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent notification describing the acquisition, issuance, filing or registration of said Copyright or Patent, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex K or Annex L hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.

5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the provisions of the Intercreditor Agreement, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1. Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements and the Intercreditor Agreement, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the Collateral Agent shall, subject to the provisions of the Intercreditor Agreement, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2. Warehouse Receipts Non-Negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3. Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 30 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 30 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

6.4. Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

6.5. Financing Statements. Subject to the terms of the Intercreditor Agreement, each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and, subject to the provisions of the Intercreditor Agreement, may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) subject to Section 3.3, instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi) so long as the relevant Event of Default is a Noticed Event of Default, license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents and subject to the terms of the Intercreditor Agreement.

7.2. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may, subject to the provisions of the Intercreditor Agreement, be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of such Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4. Application of Proceeds. (a) (I) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) upon any sale or other disposition of the ABL Priority Collateral, together with all other moneys received by the Collateral Agent hereunder but subject to the provisions of following clause (g), (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, to the payment of all amounts owing by the respective Assignor to the Collateral Agent and the Administrative Agent of the type described in clauses (iv), (v) and (vi) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), to the payment of all amounts owing by the respective Assignor to any Agent of the type described in clauses (vi) and (vii) of the definition of “Obligations”;

(iii) third, subject to the provisions of following clauses (g) and (h), to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Primary U.S. Borrower Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary U.S. Borrower Obligations or, if the proceeds are insufficient to pay in full all such Primary U.S. Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, subject to the provisions of following clause (g), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Primary Foreign Borrower Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Foreign Borrower Obligations or, if the proceeds are insufficient to pay in full all such Primary Foreign Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

(v) fifth, subject to the provisions of the following clause (g), to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), an amount equal to the outstanding Secondary U.S. Borrower Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary U.S. Borrower Obligations or, if the proceeds are insufficient to pay in full all such Secondary U.S. Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

(vi) sixth, subject to the provisions of the following clause (g), to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), an amount equal to the outstanding Secondary Foreign Borrower Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Foreign Borrower Obligations or, if the proceeds are insufficient to pay in full all such Secondary Foreign Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

(vii) seventh, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (vi), inclusive, if the Term Credit Document Obligations Termination Date has not theretofore occurred, amounts equal to the Term Obligations shall be paid to the Term Collateral Agent for application to the Term Obligations in accordance with sub-clauses third and fourth of Section 5.2(a) of the Intercreditor Agreement; and

(viii) eighth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (vii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this Section 7.4 consist of proceeds received under any Canadian Security Document or European Security Document, such proceeds will be applied as follows:

(A) In the case of proceeds received under any Canadian Security Documents:

(i) first, to the payment of all amounts owing by the respective Canadian Credit Party or Assignor as guarantor of the obligations of the Canadian Credit Parties to the Collateral Agent and the Canadian Administrative Agent of the type described in clauses (iv), (v) and (vi) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing by the respective Canadian Credit Party or Assignor as guarantor of the obligations of the Canadian Credit Parties to any Agent of the type described in clauses (vi) and (vii) of the definition of “Obligations”;

(iii) third, to the extent proceeds remain after the application pursuant to the receding clauses (i) and (ii), an amount equal to the outstanding Primary Canadian Borrower Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Canadian Borrower Obligations or, if the proceeds are insufficient to pay in full all such Primary Canadian Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Canadian Borrower Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Canadian Borrower Obligations or, if the proceeds are insufficient to pay in full all such Secondary Canadian Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus;

and (B) in the case of proceeds received under any European Security Document:

(i) first, to the payment of all amounts owing the respective European Credit Party or Assignor as guarantor of the obligations of the European Credit Parties to the Collateral Agent and the Administrative Agent of the type described in clauses (iv), (v) and (vi) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing the respective European Credit Party or Assignor as guarantor of the obligations of the European Credit Parties to any Agent of the type described in clauses (vi) and (vii) of the definition of “Obligations”;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary European Borrower Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary European Borrower Obligations or, if the proceeds are insufficient to pay in full all such Primary European Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary European Borrower Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary European Borrower Obligations or, if the proceeds are insufficient to pay in full all such Secondary European Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(II) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes Term Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) upon any sale or other disposition of the Term Priority Collateral, together with all other moneys received by the Collateral Agent hereunder (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes Term Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, in accordance with sub-clauses second and third of Section 5.1(a) of the Intercreditor Agreement, to the Term Collateral Agent for application to Term Obligations until same have been repaid in full;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), as otherwise provided in Section 7.4(a)(I).

(b) For purposes of this Agreement: (i) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary U.S. Borrower Obligations, Primary Foreign Borrower Obligations, Primary Canadian Borrower Obligations, Primary European Borrower Obligations, Secondary U.S. Borrower Obligations, Secondary Foreign Borrower Obligations, Secondary Canadian Borrower Obligations, or Secondary European Borrower Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary U.S. Borrower Obligations, Primary Foreign Borrower Obligations, Primary Canadian Borrower Obligations, Primary European Borrower Obligations, Secondary U.S. Borrower Obligations, Secondary Foreign Borrower Obligations, Secondary Canadian Borrower Obligations, Secondary European Borrower Obligations, or as the case may be, (ii) “Primary Obligations” shall mean (x) with respect to the Credit Document Obligations, all unpaid principal (or, Face Amount, as applicable) of, premium, if any, fees and interest on, all Loans, all Unpaid Drawings, the Stated Amount of all outstanding Letters of Credit and all Fees, (y) in the case of the Other Obligations, all amounts due to an Other Creditor under each Secured Hedging Agreement (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (z) in the case of Treasury Services Obligations, all amounts due under each Treasury Services Agreement with an Treasury Services Creditor (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), (iii) “Secondary Obligations” shall mean all Obligations other than Primary Obligations, (iv) “Primary U.S. Borrower Obligations” shall mean all Primary Obligations which are also U.S. Borrower Obligations, (v) “Secondary U.S. Borrower Obligations” shall mean all Secondary Obligations which are also U.S. Borrower Obligations, (vi) “Primary Canadian Borrower Obligations” shall mean all Primary Obligations which are also Canadian Borrower Obligations, (vii) “Secondary Canadian Borrower Obligations” shall mean all Secondary Obligations which are also Canadian Borrower Obligations, (viii) “Primary European Borrower Obligations” shall mean all Primary Obligations which are also European Borrower Obligations, (ix) “Secondary European Borrower Obligations” shall mean all Secondary Obligations which are also European Borrower Obligations, (x) “Primary Foreign Borrower Obligations” shall mean all Primary Canadian Borrower Obligations and Primary European Borrower Obligations and (xi) “Secondary Foreign Borrower Obligations” shall mean all Secondary Canadian Borrower Obligations and Secondary European Borrower Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all Loans and Unpaid Drawings of the respective Tranche have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

(e) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors, (y) if to the Other Creditors or the Treasury Services Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Other Creditors or the Treasury Secured Creditors, as applicable, or, in the absence of such a Representative, directly to the Other Creditors or the Treasury Secured Creditors, as applicable and (z) if to the Term Secured Parties, to the Term Collateral Agent for the account of the Term Secured Parties.

(f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors and the Treasury Services Creditors, as applicable, for a determination (which the Administrative Agent, each Representative, the Other Creditors and the Treasury Services Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations, Secondary Obligations and Tertiary Obligations (and Dollar Equivalents thereof) owed to the Lender Creditors, the Other Creditors or the Treasury Services Creditors as the case may be. Unless it has received written notice from a Lender Creditor, an Other Creditor or a Treasury Secured Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Tertiary Obligations are outstanding.

(g) Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this Section 7.4 consist of proceeds received from a sale or other disposition of Excess Exempted Foreign Entity Voting Stock, such proceeds will be applied as otherwise required above in this Section 7.4, but for this purpose treating the outstanding Primary Obligations, Secondary Obligations and Tertiary Obligations as only those obligations secured by the Excess Exempted Foreign Entity Voting Stock in accordance with the provisions of clause (x) to the proviso appearing at the end of Section 3.1 of the U.S. Pledge Agreement and Section 1.1 above. In determining whether any Excess Exempted Foreign Entity Voting Stock has been sold or otherwise disposed of, the Collateral Agent shall treat any sale or disposition of Voting Stock of any Exempted Foreign Entity as first being a sale of Voting Stock which is not Excess Exempted Foreign Entity Voting Stock until such time as the stock sold represents 65% of the total combined voting power of all classes of Voting Stock of the respective Exempted Foreign Entity and, after such threshold has been met, any further sales of Voting Stock of the respective Exempted Foreign Entity shall be treated as sales of Excess Exempted Foreign Entity Voting Stock.

(h) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

(i) It is understood and agreed by all parties hereto that the Collateral Agent shall have no liability for any determinations made by it in this Section 7.4 (including, without limitation, as to whether given Collateral constitutes Term Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). The parties also agree that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

7.5. Remedies Cumulative. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided further that the Assignors shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any necessary or advisable special counsel and up to one local counsel in each applicable local jurisdiction) for all Indemnitees unless, in the written opinion of outside counsel reasonably satisfactory to the Assignors and the Collateral Agent, representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit (and the full payment of all Unpaid Drawings) issued under the Credit Agreement, the termination of all Secured Hedging Agreements entered into with the Other Creditors, the termination of all Treasury Services Agreements entered into with the Treasury Services Creditors and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“ABL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Aleris Canada” shall have the meaning provided in the recitals of this Agreement

“Agreement” shall mean this U.S. Security Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Aleris” shall have the meaning provided in the recitals of this Agreement.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the Effective Date in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower” shall have the meaning provided in the recitals to this Agreement.

“Canadian Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Canadian Borrowers” shall have the meaning provided in the recitals of this Agreement.

“Canadian Borrower Obligations” shall mean all Obligations of the Canadian Borrowers and any guarantees thereof (including by U.S. Credit Parties) pursuant to the Guaranties or pursuant to any other Credit Document.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 10.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Currency Hedging Agreements, Treasury Services Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean any United States or foreign copyright now or hereafter owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Discharge of Term Obligations” shall have the meaning assigned that term in the Intercreditor Agreement.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excess Exempted Foreign Entity Voting Stock” shall have the meaning provided in the U.S. Pledge Agreement.

“Excess Foreign Corporation Equity Interests” shall have the meaning provided in Section 1.1(a).

“Excluded Equipment” shall mean at any date any Equipment of an Assignor which is subject to, or secured by, a Capital Lease Obligation or purchase money Indebtedness which is permitted under Section 10.04 of the Credit Agreement if and to the extent that (i) the express terms of a valid and enforceable restriction in favor of a Person who is not Aleris or one of its Subsidiaries contained in the agreements or documents granting or governing such Capital Lease Obligation or purchase money Indebtedness prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by an Assignor and (ii) such restriction relates only to the asset or assets acquired by an Assignor with the Proceeds of such Capital Lease Obligation or purchase money Indebtedness; provided that all Proceeds paid or payable to any Assignor from any sale, transfer or assignment or other voluntary or involuntary disposition of such Equipment and all rights to receive such Proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Capital Lease Obligation or purchase money Indebtedness secured by such Equipment.

“Exempted Foreign Entity” shall have the meaning provided in the U.S. Pledge Agreement.

“Existing U.S. Security Agreement” shall mean the U.S. Security Agreement, dated as of August 1, 2006, among certain of the Assignors, the Administrative Agent and Citicorp North America, Inc., as Collateral Agent.

“European Borrower” shall have the meaning provided in the recitals of this Agreement.

“European Borrower Obligations” shall mean all Obligations of the European Borrower and any guarantees thereof (including by U.S. Credit Parties) pursuant to the Guaranties or pursuant to any other Credit Document.

“Event of Default” shall mean (i) at any time when any Credit Document Obligations or Letters of Credit are outstanding or any Commitments under the Credit Agreement exist, any Event of Default under, and as defined in the Credit Agreement and (ii) at any time after all of the Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated and no further Commitments and Letters of Credit may be provided thereunder, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Foreign Corporation” shall have the meaning provided in the U.S. Pledge Agreement.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on Restatement Effective Date in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date hereof in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now owned or held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now owned or held or hereafter acquired by any Assignor, which are registered or filed for registration in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks owned by an Assignor and any trade dress including logos, designs, fictitious business names and other business identifiers owned by any Assignor; provided, however that the definition of Marks shall not include any intent-to-use trademark applications to the extent a grant of a security interest therein would invalidate such intent-to-use trademark application.

“Non-Voting Equity Interests” shall have the meaning provided in the U.S. Pledge Agreement.

“Noticed Event of Default” shall mean (i) an Event of Default under Section 11.01 or 11.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Administrative Agent has given Aleris notice that such Event of Default constitutes a “Noticed Event of Default”.

“Obligations” shall mean and include, as to any Assignor, all of the following:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, unpaid principal (or, Face Amount, as applicable), premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Secured Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Assignor to the Other Creditors, now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of a Assignor that is a Guarantor, all obligations, liabilities and indebtedness of such Assignor under its Guaranty in respect of the Secured Hedging Agreements), (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”);

(iii) the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding at the rate provided for in the respective documentation, whether or not such interest is allowed in any such proceeding) owing by Aleris or any of its Subsidiaries to each Treasury Services Creditor with respect to Treasury Services, whether now in existence or hereafter arising in each case under any Treasury Services Agreement (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the “Treasury Services Obligations”);

(iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) through (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(vi) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; and

(vii) all amounts owing to any Agent or any of its affiliates pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Other Creditors” shall have the meaning provided in the recitals of this Agreement.

“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Patents” shall mean any patent in or to which any Assignor now or hereafter has any ownership right, title or interest therein, and any divisions and, continuations (including, but not limited to, continuations-in-parts), as well as any application for a patent now or hereafter made by any Assignor.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Primary Canadian Borrower Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Primary European Borrower Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Primary Foreign Borrower Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Primary U.S. Borrower Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the Restatement Effective Date and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Representative” shall have the meaning provided in Section 7.4(e) of this Agreement.

“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders) and (ii) at any time after all of the Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated and no further Commitments may be provided thereunder, the holders of a majority of the Other Obligations and Treasury Services Obligations (taken as a whole).

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Secondary Canadian Borrower Obligations shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secondary European Borrower Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secondary Foreign Borrower Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secondary U.S. Borrower Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secured Creditors shall have the meaning provided in the recitals of this Agreement.

“Secured Debt Agreements” shall mean and include this (i) Agreement, (ii) the other Credit Documents, (iii) the Secured Hedging Agreements entered into with an Other Creditor, (iv) the Treasury Services Agreements entered into with a Treasury Services Creditor and (v) any intercreditor agreement entered into by the Collateral Agent with an Other Creditor.

“Secured Hedging Agreement” shall mean each Interest Rate Protection Agreement and/or Other Hedging Agreements provided that (i) such Interest Rate Protection Agreement and/or Other Hedging Agreement expressly states that (x) it constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents and (y) does not constitute a “Secured Hedging Agreement” for purposes of the Term Loan Agreement, the Term Security Documents or any guaranties relating to the Term Loan Agreement, (ii) Aleris and the other parties thereto shall have delivered to the Collateral Agent a written notice specifying that such Interest Rate Protection Agreement and/or Other Hedging Agreement (x) constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents, (y) does not constitute a “Secured Hedging Agreement” for purposes of the Term Loan Agreement, the Term Security Documents or any guaranties relating to the Term Loan Agreement and (z) in the case of Aleris, that such Interest Rate Protection Agreement and/or Other Hedging Agreement and the obligations of Aleris and its Subsidiaries thereunder have been, and will be, incurred in compliance with the Credit Agreement, (iii) on the effective date of such Interest Rate Protection Agreement and/or Other Hedging Agreement and from time to time thereafter, at the request of the Collateral Agent, Aleris and the other parties thereto shall have notified the Administrative Agent in writing of the aggregate amount of exposure under such Interest Rate Protection Agreement and/or Other Hedging Agreement and (iv) such Other Creditor, if it is not a Lender or an affiliate thereof (even if such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), has entered into an intercreditor agreement with respect to the relevant Interest Rate Protection Agreement or Other Hedging Agreement on terms reasonably satisfactory to the Collateral Agent.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Collateral consisting of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Properties.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Term Agreement” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Collateral Agent” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Credit Document Obligations Termination Date” shall mean that date upon which the Discharge of Term Obligations shall have occurred.

“Term Documents” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Obligations” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“Term Secured Parties” shall have the meaning assigned that term in the Intercreditor Agreement.

“Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

“Treasury Services” shall have the meaning provided in the recitals of this Agreement.

“Treasury Services Agreement” shall have the meaning provided in the recitals of this Agreement.

“Treasury Services Creditors” shall have the meaning provided in the recitals of this Agreement.

“Treasury Services Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“U.S. Borrower Obligations” shall mean all Obligations of the U.S. Borrowers (but not as a Guarantor of the Canadian Borrowers, any Canadian Subsidiary Guarantor, the European Borrower or any European Subsidiary Guarantor) and any guarantees of such Obligations pursuant to the Guaranties or pursuant to any other Credit Document.

“Vehicles” shall mean all cars, trucks, construction and earth moving equipment covered by a certificate of title law of any state (and where perfection of security interests therein cannot be effected by filings under the UCC).

“Voting Equity Interests” shall have the meaning provided in the U.S. Pledge Agreement.

ARTICLE X

MISCELLANEOUS

10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)    if to any Assignor, c/o:

 Aleris International, Inc.
 25825 Science Park Drive, Suite 400
 Beachwood, OH 44122
 Attention: General Counsel
 Telephone No.:   (216) 910-3400
 Telecopier No.:  (216) 910-3650

(b)    if to the Collateral Agent or the Administrative Agent, at:

 Deutsche Bank AG New York Branch
 60 Wall Street
 MS NYC60-0208
 New York, NY 10005
 Attention:  Marguerite Sutton
 Telephone No.:   (212) 250-6150
 Telecopier No.:  (212) 797-4655

(c) if to any Lender Creditor other than the Collateral Agent, at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to Aleris and the Collateral Agent;

(e) if to any Treasury Services Creditor, at such address as such Treasury Services Creditor shall have specified in writing to Aleris and the Collateral Agent;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2. Waiver; Amendment. None of the terms and conditions of this Agreement (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) directly affected thereby and the Collateral Agent (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document) (with the written consent of the Required Secured Creditors) and subject to the terms of the Intercreditor Agreement; provided, that, (i) subject to the provisions of the Intercreditor Agreement, (x) additional Assignors may be added as parties hereto from time to time in accordance with Section 10.12 (or the corresponding section in such other Security Document) without the consent of any other Assignor or of the Secured Creditors, and (y) Assignors may be removed as parties hereto from time to time in accordance with Section 10.13 (or the corresponding section in such other Security Document), without the consent of any other Assignor or of the Secured Creditors, (ii) any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) also shall require the written consent of the Requisite Creditors of such affected Class and (iii) to the extent provided in an intercreditor agreement delivered pursuant to Section 6.19 of the Intercreditor Agreement (such intercreditor agreement, an “Other Intercreditor Agreement”), the consent of the Other Creditors to amendments, modifications and waivers described in the Other Intercreditor Agreement shall be required. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations, (y) the Other Creditors as the holders of the Other Obligations or (z) the Treasury Secured Creditors as the holders of the Treasury Secured Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), (y) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time and (z) with respect to the Treasury Secured Obligations, the holders of al least a majority of all the Treasury Secured Obligations outstanding from time to time.

10.3. Obligations Absolute. Subject to the terms of the Intercreditor Agreement, the obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations (in each case), whether or not such Assignor shall have notice or knowledge of any of the foregoing.

10.4. Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8, (ii) be binding upon each Assignor, its successors and assigns, provided however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7. Assignors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8. Termination; Release. (a) After the Termination Date, this Agreement (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document), at the request and expense of the respective Assignor (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document), will, subject to the provisions of the Intercreditor Agreement, promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated, no Letter of Credit or Note (as defined in the Credit Agreement) is outstanding (and all Loans and Unpaid Drawings have been paid in full), all Letters of Credit have been terminated, all Obligations under Secured Hedging Agreements and Treasury Services Agreements and all other Obligations (other than indemnities under the Debt Agreements which are not then due and payable) have been paid in full and all Secured Hedging Agreements have been terminated.

(b) In the event that any part of the Collateral (as defined in the Credit Agreement) is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 10.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Collateral Agent, at the request and expense of Aleris, will duly release from the security interest created hereby (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, from the security interest created by such other Security Document) (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to Aleris, on behalf of the applicable Assignor, (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent (or any of its sub-agents hereunder) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Guarantor from any Guaranty in accordance with the provisions thereof or in accordance with Section 13.12(b) of the Credit Agreement, such Assignor (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the assignor, grantor or pledgor under such other Security Document) (and the Collateral at such time assigned by the respective Assignor, grantor, pledgor or assignor pursuant hereto or pursuant to such other Security Document) shall be released from this Agreement (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, from such other Security Document).

(c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent (and the relevant sub-agent, if any, designated hereunder) a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b). At any time that any U.S. Borrower or the respective Assignor desires that a Subsidiary of such U.S. Borrower which has been released from the U.S. Subsidiaries Guaranty be released hereunder as provided in the penultimate sentence of Section 10.8(b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such U.S. Borrower and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 10.8(b).

(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Collateral Agent believes to be in accordance with, this Section 10.8.

10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11. The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement (and to the extent applicable, the Intercreditor Agreement) all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Annex M hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.

10.12. Additional Assignors. It is understood and agreed that any Subsidiary Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the Restatement Effective Date pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing a joinder agreement in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through D, inclusive, and F through I, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

10.13. Amendment and Restatement. This Agreement shall amend and restate in its entirety the Existing U.S. Security Agreement, and all obligations of the Assignors thereunder shall be deemed replaced and extended as obligations under this Agreement and be governed hereby without novation.

10.14. Calculation of Obligations under Secured Hedging Agreements. Any calculation of obligations outstanding under a Secured Hedging Agreement for purposes of this Agreement or any other Security Document shall be (i) for purposes of the definition of Required Secured Creditors (x) if prior to the termination of such Secured Hedging Agreement, the maximum aggregate amount (giving effect to any netting agreements) that Aleris and the Assignors would be required to pay if such Secured Hedging Agreement were terminated at such time, but in no event should such amount with respect to the Secured Hedging Agreement entered into on the Restatement Effective Date be deemed to be less than $35,000,000 and (y) if after the termination of such Secured Hedging Agreements, the amount which is actually due and payable by Aleris and the Assignors under such Secured Hedging Agreement at such time and (ii) for purposes of Section 7 of this Agreement, the amount which is actually due and payable by Aleris and the Assignors under such Secured Hedging Agreement at such time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Each assignor’s address is as listed
on Annex C attached hereto

ALERIS INTERNATIONAL, INC.,
as an Assignor

By:	/s/ Michael Fridey
	Name:	Michael Fridey
	Title:	Executive Vice President and Chief Financial Officer

AURORA ACQUISITION MERGER SUB,
INC., as an Assignor

By:	/s/ Clive Bode
	Name:	Clive Bode
	Title:	Vice President

ALCHEM ALUMINUM, INC., as an Assignor
ALCHEM ALUMINUM SHELBYVILLE INC., as an Assignor
ALERIS, INC., as an Assignor
ALERIS OHIO MANAGEMENT, INC., as an Assignor
ALSCO HOLDINGS, INC., as an Assignor
ALSCO METALS CORPORATION, as an Assignor
ALUMITECH OF CLEVELAND, INC., as an Assignor
ALUMITECH OF WABASH, INC., as an Assignor
ALUMITECH OF WEST VIRGINIA, INC., as an Assignor
ALUMITECH, INC., as an Assignor
AWT PROPERTIES, INC., as an Assignor
CA LEWISPORT, LLC, as an Assignor
CI HOLDINGS, LLC, as an Assignor
COMMONWEALTH ALUMINUM CONCAST, INC., as an Assignor
COMMONWEALTH ALUMINUM LEWISPORT, LLC, as an Assignor
COMMONWEALTH ALUMINUM METALS, LLC, as an Assignor
COMMONWEALTH ALUMINUM SALES CORPORATION, as an Assignor
COMMONWEALTH ALUMINUM TUBE, ENTERPRISES, LLC, as an Assignor
COMMONWEALTH ALUMINUM, LLC, as an Assignor
COMMONWEALTH FINANCING CORP., as an Assignor
COMMONWEALTH INDUSTRIES, INC., as an Assignor
ETS SCHAEFER CORPORATION, as an Assignor
GULF REDUCTION CORPORATION, as an Assignor
IMCO INTERNATIONAL, INC.,as an Assignor
IMCO INVESTMENT COMPANY, as an Assignor
IMCO RECYCLING OF CALIFORNIA, INC., as an Assignor
IMCO RECYCLING OF IDAHO INC., as an Assignor
IMCO RECYCLING OF ILLINOIS INC., as an Assignor
IMCO RECYCLING OF INDIANA INC., as an Assignor
IMCO RECYCLING OF MICHIGAN L.L.C., as an Assignor
IMCO RECYCLING OF OHIO INC., as an Assignor
IMCO RECYCLING OF UTAH INC., as an Assignor
IMCO RECYCLING SERVICES COMPANY, as an Assignor
IMSAMET, INC., as an Assignor
ALERIS BLANKING AND RIM PRODUCTS, INC. (f/k/a INDIANA ALUMINUM INC.), as an Assignor
INTERAMERICAN ZINC, INC., as an Assignor
METALCHEM, INC., as an Assignor
MIDWEST ZINC CORPORATION, as an Assignor
ROCK CREEK ALUMINUM, INC., as an Assignor
SILVER FOX HOLDING COMPANY, as an Assignor
U.S. ZINC CORPORATION, as an Assignor
U.S. ZINC EXPORT CORPORATION, as an Assignor
WESTERN ZINC CORPORATION, as an Assignor

By:	/s/ Michael D. Fridey
	Name:	Michael D. Fridey
	Title:	Director

IMCO INDIANA PARTNERSHIP L.P.,
By: IMCO International, Inc. its General
Partner,
as an Assignor

By:	/s/ Michael D. Fridey
	Name:	Michael D. Fridey
	Title:	President

IMCO MANAGEMENT PARTNERSHIP, L.P.,
By: Aleris International, Inc. its General
Partner,
as an Assignor

By:	/s/ Michael D. Fridey
	Name:	Michael D. Fridey
	Title:	Executive Vice President and Chief Financial Officer

CORUS ALUMINUM CORP., as an Assignor

HOOGOVENS ALUMINUM EUROPE INC.,
as an Assignor

By:	/s/ Michael D. Fridey
	Name:	Michael D. Fridey
	Title:	Director

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
As Collateral Agent

By:	/s/ Carin Keegan
Name: Carin Keegan
Title: Vice President

By:	/s/ Scottye Lindsey
Name: Scottye Lindsey
Title: Director

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
As Administrative Agent

By:	/s/ Carin Keegan
Name: Carin Keegan
Title: Vice President

By:	/s/ Scottye Lindsey
Name: Scottye Lindsey
Title: Director